Exhibit 99.1
Cano Health Announces Financial Results for the Third Quarter 2022

MIAMI, November 9, 2022 /PRNewswire/– Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO), a leading value-based primary care provider and population health company, today announced financial results for the third quarter ended September 30, 2022.

Third Quarter Financial Results
•Total membership of 294,596, including 168,346 Medicare capitated members, an increase of 40% year-over-year for both
•Total revenue of $665.0 million, an increase of 33% year-over-year
•Net loss of $(112.0) million, unfavorably impacted by a $65.7 million fair value adjustment of warrant liabilities
•Adjusted EBITDA1 of $42.5 million, compared to $13.6 million in the third quarter of 2021, an increase of 211% year over year

The Company continues to demonstrate financial and operational improvement year-over-year, with higher revenue, an improved medical cost ratio2, or MCR, and a higher Adjusted EBITDA margin. Total third-party medical costs per member per month, or PMPM, were better than expected in the third quarter, however, capitated revenue PMPM was approximately (5%) lower than the prior year and approximately (9%) lower than the second quarter of 2022, primarily due to a lower-than-expected capitated rates from new patients. This resulted in a higher medical cost ratio in the quarter than expected. The MCR was 78.2% in the third quarter, compared to 80.5% in the prior year, primarily driven by lower third-party medical costs PMPM, which more than offset the decline in capitated revenue PMPM.

“Cano Health delivered improved profitability while achieving steady organic growth,” said Dr. Marlow Hernandez, Chairman and Chief Executive Officer at Cano Health. “While financial results were below our expectations due to lower revenue from new membership growth, existing membership performed in line with expectations. As these new members integrate into our care platform, we expect they will perform similarly to existing members in future periods. In response to our rapid growth and the higher cost of capital in the current economic environment, we are optimizing key areas of the business to leverage existing assets and prioritize cash flow. We are confident Cano Health’s operating model will continue to deliver better health outcomes for our patients and sustainable long-term value creation for our shareholders.”

(1) Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the Reconciliation of Non-GAAP Adjusted EBITDA table included in this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”
(2) Medical Claims Expense Ratio (MCR) is calculated as third-party medical expense divided by capitated revenue

Guidance
The Company is updating its guidance for full year 2022 provided on August 9, 2022. The updated guidance for full year 2022 is as follows:
•Membership in the range of 300,000 to 305,000, unchanged from the prior guidance range
•Total revenue in the range of $2.70 billion to $2.75 billion, a decrease from the prior guidance range of $2.85 billion to $2.90 billion, primarily driven by lower-than-expected capitated revenue PMPM from new members
•Total medical cost ratio (MCR) in the range of 79.5% to 80.5%, an increase from the prior range of 78.0% to 79.0%, driven by the aforementioned lower-than-expected capitated revenue PMPM from new members
•The second half of 2022 is still expected to be lower than total MCR in the first half of 2022, primarily driven by normal seasonality in medical costs and cost recoveries
•Adjusted EBITDA of approximately $150 million to $160 million, a decrease from the prior guidance of approximately $200 million
•The Company added eight medical centers in the quarter, bringing total medical centers to 151, as of September 30, 2022, and 162 as of November 9, 2022; the Company expects to operate 170 by the end of 2022, a decrease from the prior guidance of 184 to 189, consistent with the focus on cash flow improvement

As of November 4, 2022, the Company had approximately 245 million shares of Class A common stock and 250 million shares of Class B common stock issued and outstanding. Total share count for the purposes of calculating market capitalization was approximately 494 million.

Conference Call Information
Cano Health will host a conference call today at 5:00 PM ET to review the Company’s business and financial results for the third quarter ended September 30, 2022.

To access the live call and webcast, please dial (888) 660-6359 for U.S. participants, or +1 (929) 203-0867 for international participants, and reference the Cano Health Third Quarter 2022 Earnings Conference Call and Conference ID 8371699. The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the Cano Health website.

A replay will be available in the “Events & Presentations” section of the Cano Health website for on-demand listening shortly after the completion of the call and will be available for 30 days.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. Such forward-looking statement include, without limitation, our anticipated results of operations, including our financial guidance for the 2022 fiscal year, our business strategies, our projected costs, prospects and plans, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity (“DCE”) program; adverse effects on the Company’s business as a result of the restatement of our previously issued financial statements; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets or enter into new markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; the impact of COVID-19 on our business and results of operations; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; and our ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures as defined by the SEC rules. EBITDA and Adjusted EBITDA have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, adjusted to add back the effect of certain expenses, such as stock-based compensation expense, de novo losses (consisting of costs associated with the ramp up of new medical centers and losses incurred for the twelve months after the opening of a new facility), acquisition transaction costs (consisting of transaction costs and corporate development payroll costs), restructuring and other charges, fair value adjustments in contingent consideration, loss on extinguishment of debt, and changes in fair value of warrant liabilities. We believe these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.
These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense, income and other items are excluded or included in determining these non-GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of those measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non-GAAP Measures.”

The Company has not reconciled its expectations as to non-GAAP measures in future periods to their most directly comparable GAAP measure because certain costs and expenses are outside of its control or cannot be reasonably predicted. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to the Company’s results computed in accordance with GAAP.

About Cano Health
Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to more than 290,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,500 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

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Investor Relations Contact:
Jeffrey Geyer
Cano Health, Inc.
(786) 206-1930
investors@canohealth.com

Media Relations Contact:
Georgi Morales Pipkin
Cano Health, Inc.
(786) 206-3322
mediarelations@canohealth.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenue:
Capitated revenue	$625,895	$473,763	$1,955,739	$1,064,604
Fee-for-service and other revenue	39,133	25,168	102,804	52,510
Total revenue	665,028	498,931	2,058,543	1,117,114
Operating expenses:
Third-party medical costs	489,565	381,316	1,566,661	868,177
Direct patient expense	63,867	50,368	177,190	120,212
Selling, general and administrative expenses	111,765	76,618	314,617	158,786
Depreciation and amortization expense	25,343	16,955	64,215	30,746
Transaction costs and other	5,033	11,206	19,616	36,274
Change in fair value of contingent consideration	900	(3,940)	(9,525)	(4,152)
Total operating expenses	696,473	532,523	2,132,774	1,210,043
Income (loss) from operations	(31,445)	(33,592)	(74,231)	(92,929)
Other income and expense:
Interest expense	(16,451)	(16,023)	(42,868)	(36,363)
Interest income	4	1	7	4
Loss on extinguishment of debt	—	—	(1,428)	(13,225)
Change in fair value of warrant liabilities	(65,721)	(14,650)	(8,383)	24,565
Other income (expense)	354	(29)	884	(54)
Total other income (expense)	(81,814)	(30,701)	(51,788)	(25,073)
Net income (loss) before income tax expense	(113,259)	(64,293)	(126,019)	(118,002)
Income tax expense (benefit)	(1,248)	547	641	(762)
Net income (loss)	$(112,011)	$(64,840)	$(126,660)	$(117,240)
Net income (loss) attributable to non-controlling interests	(57,783)	(41,602)	(67,759)	(98,559)
Net income (loss) attributable to Class A common stockholders	$(54,228)	$(23,238)	$(58,901)	$(18,681)

Net income (loss) per share attributable to Class A common stockholders, basic	$(0.23)	$(0.14)	$(0.28)	$(0.11)
Net income (loss) per share attributable to Class A common stockholders, diluted	$(0.23)	$(0.14)	$(0.28)	$(0.16)
Weighted-average shares used in computation of earnings per share:
Basic	232,314,170	170,871,429	211,408,974	168,100,210
Diluted	232,314,170	477,255,983	211,408,974	169,312,258

CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

	As of,
(in thousands)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash, cash equivalents and restricted cash	$24,097	$163,170
Accounts receivable, net of unpaid service provider costs	202,037	133,433
Prepaid expenses and other current assets	78,833	20,632
Total current assets	304,967	317,235
Property and equipment, net	125,513	85,261
Operating lease right of use assets	171,442	132,173
Goodwill	787,885	769,667
Payor relationships, net	565,213	576,648
Other intangibles, net	231,368	248,973
Other assets	9,751	13,582
Total assets	$2,196,139	$2,143,539
Liabilities and stockholders' equity
Current liabilities:
Current portion of notes payable	$6,444	$6,493
Current portion of finance lease liabilities	1,595	1,295
Current portion of contingent consideration	5,700	3,123
Accounts payable and accrued expenses	110,301	80,829
Current portions due to sellers	2,038	17,357
Current portion operating lease liabilities	24,946	15,275
Other current liabilities	34,537	36,664
Total current liabilities	185,561	161,036
Notes payable, net of current portion and debt issuance costs	914,394	915,266
Long term portion of operating lease liabilities	160,479	122,935
Warrants liabilities	88,528	80,144
Long term portion of finance lease liabilities	3,139	2,181
Contingent consideration	28,000	35,300
Other liabilities	33,004	28,109
Total liabilities	1,413,105	1,344,971
Stockholders’ Equity
Shares of Class A common stock	24	18
Shares of Class B common stock	25	30
Additional paid-in capital	544,106	397,443
Accumulated deficit	(137,661)	(78,760)
Total Stockholders' Equity before non-controlling interests	406,494	318,731
Non-controlling interests	376,540	479,837
Total Stockholders' Equity	783,034	798,568
Total Liabilities and Stockholders' Equity	$2,196,139	$2,143,539

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net loss	$(126,660)	$(117,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	64,215	30,746
Change in fair value of contingent consideration	(9,525)	(4,152)
Change in fair value of warrant liabilities	8,383	(24,565)
Loss on extinguishment of debt	1,428	13,225
Amortization of debt issuance costs	2,743	4,162
Non-cash lease expense	8,367	—
Class A shares issued for bonus award	2,194	—
Stock-based compensation	42,641	13,131
Changes in operating assets and liabilities:
Accounts receivable, net	(75,913)	(25,494)
Other assets	10,885	(9,874)
Prepaid expenses and other current assets	(47,492)	(22,603)
Interest accrued due to seller	100	1,208
Accounts payable and accrued expenses	30,955	40,620
Other liabilities	3,521	6,343
Net cash provided by (used in) operating activities	(84,158)	(94,493)
Cash Flows from Investing Activities:
Purchase of property and equipment	(39,061)	(23,221)
Acquisitions of subsidiaries including non-compete intangibles, net of cash acquired	(4,995)	(1,065,479)
Payments to sellers	(4,097)	(24,148)
Net cash provided by (used in) investing activities	(48,153)	(1,112,848)
Cash Flows from Financing Activities:
Business Combination and PIPE financing	—	935,362
Payments of long-term debt	(4,833)	(656,294)
Debt issuance costs	(88)	(16,489)
Proceeds from long-term debt	—	1,120,000
Proceeds from revolving line of credit	25,000	—
Repayments of revolving line of credit	(25,000)	—
Proceeds from insurance financing arrangements	2,529	1,702
Payments of principal on insurance financing arrangements	(2,070)	(1,419)
Principal payments under finance leases	(1,037)	(233)
Repayment of equipment loans	(385)	(316)
Employee stock purchase plan withholding tax payments	(878)	—
Other	—	134
Net cash provided by (used in) financing activities	(6,762)	1,382,447

Net increase (decrease) in cash, cash equivalents and restricted cash	(139,073)	175,106
Cash, cash equivalents and restricted cash at beginning of year	163,170	33,807
Cash, cash equivalents and restricted cash at end of period	$24,097	$208,913

Reconciliation of Non-GAAP
Adjusted EBITDA
UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net loss	$(112,011)	$(64,840)	$(126,660)	$(117,240)
Interest income	(4)	(1)	(7)	(4)
Interest expense	16,451	16,023	42,868	36,363
Income tax expense (benefit)	(1,248)	547	641	(762)
Depreciation and amortization expense	25,343	16,955	64,215	30,746
EBITDA	$(71,469)	$(31,316)	$(18,943)	$(50,897)
Stock-based compensation	11,041	9,451	42,641	13,130
De novo (1)	24,282	10,178	59,567	24,561
Transaction costs (2)	6,733	12,503	24,445	39,297
Restructuring and other (3)	5,245	2,123	8,846	5,513
Change in fair value of contingent consideration	900	(3,940)	(9,525)	(4,152)
Loss on extinguishment of debt	—	—	1,428	13,225
Change in fair value of warrant liabilities	65,721	14,650	8,383	(24,565)
Adjusted EBITDA	$42,453	$13,649	$116,842	$16,112

(1) De novo losses include those costs associated with the ramp up of new medical centers and losses incurred after the opening of a new facility. These costs collectively are higher than comparable expenses incurred once such a facility has been opened and is generating revenue, and would not have been incurred unless a new facility was being opened.

(2) Acquisition transaction costs included $1.7 million and $1.3 million for the three months ended June 30, 2022 and 2021, respectively, and $4.3 million and $3.0 million for the six months ended June 30, 2022 and 2021, respectively, of corporate development payroll costs. Corporate development payroll costs include those expenses directly related to the additional staff needed to support our acquisition activity.

(3) Restructuring and other included $5.0 million for the three and nine months ended September 30, 2022 related to a one-time professional services fee.

Key Metrics

	Three Months Ended September 30,
	2022	2021	% Change
Members:
Medicare Advantage	128,731	112,309	14.6%
Medicare DCE	39,615	7,777	409.4%
Total Medicare	168,346	120,086	40.2%
Medicaid	73,865	63,871	15.6%
ACA	52,385	26,706	96.2%
Total members	294,596	210,663	39.8%

Member months:
Medicare Advantage	383,645	337,724	13.6%
Medicare DCE	119,936	22,715	428.0%
Total Medicare	503,581	360,439	39.7%
Medicaid	218,807	187,212	16.9%
ACA	149,872	81,437	84.0%
Total member months	872,260	629,088	38.7%

Per Member Per Month ("PMPM"):
Medicare Advantage	$1,127	$1,151	(2.1)%
Medicare DCE	$1,215	$1,349	(9.9)%
Total Medicare	$1,148	$1,163	(1.3)%
Medicaid	$191	$271	(29.5)%
ACA	$40	$47	(14.9)%
Total PMPM	$718	$753	(4.6)%

Medical centers	151	113

Key Metrics

	Nine Months Ended September 30,
	2022	2021	% Change
Members:
Medicare Advantage	128,731	112,309	14.6%
Medicare DCE	39,615	7,777	409.4%
Total Medicare	168,346	120,086	40.2%
Medicaid	73,865	63,871	15.6%
ACA	52,385	26,706	96.2%
Total members	294,596	210,663	39.8%

Member months:
Medicare Advantage	1,102,625	820,881	34.3%
Medicare DCE	367,326	46,639	687.6%
Total Medicare	1,469,951	867,520	69.4%
Medicaid	627,634	321,581	95.2%
ACA	411,138	195,290	110.5%
Total member months	2,508,723	1,384,391	81.2%

Per Member Per Month ("PMPM"):
Medicare Advantage	$1,189	$1,053	12.9%
Medicare DCE	$1,320	$1,283	2.9%
Total Medicare	$1,222	$1,066	14.6%
Medicaid	$223	$414	(46.1)%
ACA	$48	$36	33.3%
Total PMPM	$780	$769	1.4%

Medical centers	151	113